EXHIBIT 21.1

LIST OF SUBSIDIARIES

U.S. Rare Earths, Inc. has the following subsidiary:

Subsidiary Name	Jurisdiction of Incorporation	Percentage of Ownership
Seaglass Holding Corp.	Nevada	100%